UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2019

Groupon, Inc.
(Exact name of registrant as specified in its charter)

1-35335
(Commission file number)

Delaware	27-0903295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

600 W Chicago Avenue	60654
Suite 400	(Zip Code)
Chicago
Illinois	(312)	334-1579
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
    240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRPN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 406 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter)
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 20, 2019, Michael Randolfi notified the Company of his decision to resign as Chief Financial Officer of the Company, effective August 23, 2019, in order to pursue another opportunity. Mr. Randolfi’s resignation was unrelated to any disagreement with the Company on any matter.
On August 20, 2019, the Company appointed Melissa Thomas as Interim Chief Financial Officer, effective August 23, 2019, while the Company conducts a search for a permanent replacement. Ms. Thomas will continue to serve in her current role as Chief Accounting Officer and Treasurer.
Ms. Thomas, age 39, has served as the Company’s Chief Accounting Officer and Treasurer since November 2018. Prior to this role, Ms. Thomas served as Vice President of Commercial Finance of the Company since May 2017. Prior to joining Groupon, Ms. Thomas served as Vice President of Finance at Surgical Care Affiliates from June 2016 to May 2017. From August 2007 to May 2016, Ms. Thomas served in a variety of finance and accounting leadership roles at Orbitz Worldwide (NYSE: OWW), most recently as Vice President of Finance. Prior to Orbitz, Ms. Thomas held accounting positions at Equity Office Properties and began her career at PricewaterhouseCoopers.
There are no family relationships between Ms. Thomas and any of the directors or executive officers of the Company, and there are no transactions in which Ms. Thomas has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Ms. Thomas and any other person pursuant to which Ms. Thomas was appointed as an officer of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.
Date: August 22, 2019
By: /s/ Michael Randolfi Name: Michael Randolfi Title: Chief Financial Officer